Exhibit 10.1

AMENDMENT NO. 2 TO

DEFERRED INCOME PLAN FOR NON-EMPLOYEE DIRECTORS, AS
AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2009

WHEREAS, at its meeting held on December 2, 2015, the Board of Directors (the “Board”) of Textron Inc. (the “Company”) approved changes to the compensation program for the Board which, among other things, increased the amount of the Board members’ annual retainer required to be deferred into the Stock Unit Account of the Deferred Income Plan for Non-Employee Directors (the “Plan”) from $100,000 to $120,000, effective as of January 1, 2016;

WHEREAS, the Company wishes to amend the Plan to formally incorporate this change into the terms of the Plan;

NOW, THEREFORE, the Company hereby amends the Plan, effective as of January 1, 2016, as follows:

1.                                    Section 1.04(a) of the Plan is hereby amended to change “$100,000” to “$120,000”.

2.                                    Section 2.02 of the Plan is hereby amended to change “$100,000” to “$120,000”.

3.                                    Section 2.03 of the Plan is hereby amended to change “$100,000” to “$120,000”.

IN WITNESS WHEREOF, Textron Inc. has caused this amendment to be executed by its duly authorized officer.

TEXTRON INC.

Dated: March 1, 2017	By	/s/ E. Robert Lupone
E. Robert Lupone
Executive Vice President, General Counsel and Secretary